As filed with the Securities and Exchange Commission on March 31, 2025.

Registration Nos. 333-285907, 333-285927, 333-285927-01,

333-285927-02 and 333-285927-03

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM F-10 and FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Form F-10	Form F-3
THOMSON REUTERS CORPORATION (Exact name of Registrant as specified in its charter)	TR FINANCE LLC (Exact name of Registrant as specified in its charter) (FOR ADDITIONAL CO- REGISTRANTS, PLEASE SEE THE TABLE OF CO-REGISTRANTS ON THE FOLLOWING PAGE)
Ontario, Canada (Province or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)

2741 (Primary Standard Industrial Classification Code Number (if applicable))

98-0176673 (I.R.S. Employer Identification Number (if applicable))	84-3786645 (I.R.S. Employer Identification Number)

19 Duncan Street Toronto, Ontario M5H 3H1, Canada (647) 480-7000 (Address and telephone number of Registrant’s principal executive offices)	2900 Ames Crossing Road Suite 100 Eagan, Minnesota 55121 (651) 687-7000 (Address and telephone number of Registrant’s principal executive offices)

Thomson Reuters Holdings Inc.

3 Times Square

New York, New York 10036

(651) 687-7000

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Jennifer Ruddick Thomson Reuters Corporation 19 Duncan Street Toronto, Ontario M5H 3H1, Canada (647) 480-7000	Mile Kurta, Esq. Christopher R. Bornhorst, Esq. Torys LLP 1114 Avenue of the Americas, 23rd Floor New York, New York 10036 (212) 880-6000	David Forrester, Esq. Torys LLP 79 Wellington St. W., 30th Floor Box 270, TD South Tower Toronto, Ontario M5K 1N2, Canada (416) 865-0040

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

Form F-10

Province of Ontario, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A. ☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B. ☒	at some future date (check the appropriate box below)

1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

Form F-3

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

TABLE OF ADDITIONAL REGISTRANTS

Form F-3

Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization	Address and Telephone Number of Principal Executive Offices
Thomson Reuters Applications Inc.	74-3053016	Delaware	2900 Ames Crossing Road Suite 100 Eagan, Minnesota 55121 (651) 687-7000

Thomson Reuters (Tax & Accounting) Inc.	75-1297386	Texas	6160 Warren Parkway, Suite 700, Frisco, Texas 75034 (800) 327-8829

West Publishing Corporation	41-1426973	Minnesota	2900 Ames Crossing Road Suite 100 Eagan, Minnesota 55121 (651) 687-7000

Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Agent for Service:

N/A

PART I

This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission, and no securities may be sold until such registration statement becomes effective.

This short form base shelf prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

No securities regulatory authority has expressed an opinion about these securities and it is an offense to claim otherwise. Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities regulatory authorities in Canada and filed with, or furnished to, the U.S. Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from Thomson Reuters, Attention: Investor Relations Department, 3 Times Square, New York, New York 10036, United States (telephone: 1.332.219.1046), and are also available electronically at www.sedarplus.ca and www.sec.gov.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	March 31, 2025

US$3,000,000,000

Thomson Reuters Corporation	TR Finance LLC
Debt Securities	Debt Securities
(unsecured) Guaranteed by Thomson Reuters Applications Inc., Thomson Reuters (Tax & Accounting) Inc. and West Publishing Corporation	(unsecured) Guaranteed by Thomson Reuters Corporation, Thomson Reuters Applications Inc., Thomson Reuters (Tax & Accounting) Inc. and West Publishing Corporation

Thomson Reuters Corporation (“TRC”) and its subsidiary, TR Finance LLC (“TR Finance”), may from time to time offer and issue one or more series of unsecured debt securities (the “TRC Debt Securities” if issued by TRC, the “TR Finance Debt Securities” if issued by TR Finance and together, the “Debt Securities”), in an aggregate principal amount of up to US$3,000,000,000 (or the equivalent in other currencies) or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate issue price of US$3,000,000,000 (or the equivalent in other currencies), during the 25-month period that this short form base shelf prospectus, including any further amendments hereto, remains valid. The TR Finance Debt Securities will be senior unsecured obligations of TR Finance and will be guaranteed on a senior unsecured basis, jointly and severally (the “TR Finance Guarantee Obligations”), by TRC and its subsidiaries, Thomson Reuters Applications Inc. (“Thomson Reuters Applications”), Thomson Reuters (Tax & Accounting) Inc. (“Thomson Reuters Tax & Accounting”) and West Publishing Corporation (”West Publishing”, together with Thomson Reuters Applications and Thomson Reuters Tax & Accounting, the “Subsidiary Guarantors” and each of TRC and the Subsidiary Guarantors is individually referred to as a “Guarantor” and collectively, the “Guarantors”). The TRC Debt Securities will be senior unsecured obligations of TRC and will be guaranteed on a senior unsecured basis, jointly and severally (the “TRC Guarantee Obligations” and together with the TR Finance Guarantee Obligations, the “Guarantee Obligations”), by the Subsidiary Guarantors. All references to “TRC Debt Securities”, “TR Finance Debt Securities” and “Debt Securities” in this prospectus shall include the related TRC Guarantee Obligations by the Subsidiary Guarantors, with respect to the TRC Debt Securities, and the related TR Finance Guarantee Obligations by the Guarantors, with respect to the TR Finance Debt Securities.

TRC and TR Finance will provide the specific terms of the TRC Debt Securities and the TR Finance Debt Securities, respectively, in respect of which this prospectus is being delivered in applicable prospectus supplements and may include, where applicable, the specific designation, aggregate principal amount, currency, maturity, interest provisions, authorized denominations, offering price, any terms for redemption at our option or at the option of the holder and any other specific terms. You should read this prospectus and any applicable prospectus supplements carefully before you invest. Debt Securities may consist of debentures, notes or other types of debt and may be issuable in series. This prospectus may not be used to offer Debt Securities unless accompanied by a prospectus supplement. Our intended use for any net proceeds that we expect to receive from the issue of Debt Securities will be set forth in a prospectus supplement.

Investing in the Debt Securities is subject to certain risks. See the “Risk Factors” section of this prospectus.

All information permitted under applicable securities laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be deemed to be incorporated by reference into this prospectus as of the date of the prospectus supplement and only for the purposes of the distribution of the Debt Securities to which the prospectus supplement pertains.

TRC’s principal executive office is located at 19 Duncan Street, Toronto, Ontario M5H 3H1, Canada. TR Finance’s head office is located at 2900 Ames Crossing Road, Suite 100, Eagan, Minnesota 55121, United States.

We are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements of TRC and its consolidated subsidiaries (collectively, “Thomson Reuters”) included or incorporated by reference in this prospectus have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Therefore, our consolidated financial statements and information included or incorporated by reference in this prospectus may not be comparable to financial statements prepared in accordance with U.S. generally accepted accounting principles. Our financial statements are audited in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). PricewaterhouseCoopers LLP, TRC’s independent registered public accounting firm, has advised that they are independent of TRC within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario, and has complied with the auditor independence rules of the U.S. Securities and Exchange Commission (the “SEC”) and the requirements of the PCAOB.

Owning the Debt Securities may have tax consequences in both the United States and Canada. This prospectus and any applicable prospectus supplement may not describe these tax consequences fully. You should consult your own tax advisor with respect to your own particular circumstances and read the tax discussion in this prospectus and any applicable prospectus supplement.

The ability of investors to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that TRC is incorporated under the laws of the Province of Ontario, Canada, some of the officers and directors of TRC, TR Finance and the Subsidiary Guarantors and some of the experts named in this prospectus and the documents incorporated by reference herein are non-U.S. residents, and some of our assets and some of the assets of those officers, directors and experts may be located outside of the United States.

Unless otherwise specified in an applicable prospectus supplement, the Debt Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. There may be no market through which the Debt Securities may be sold and purchasers may not be able to resell the Debt Securities purchased under this prospectus. This may affect the pricing of the Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities, and the extent of issuer regulation. See the “Risk Factors” section of this prospectus.

Information with respect to a purchaser’s right to withdraw from or rescind an agreement to purchase Debt Securities is provided below. See “Purchasers’ Statutory Rights”.

THESE DEBT SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATOR NOR HAS THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ABOUT THIS PROSPECTUS

In this prospectus, “TRC” refers to Thomson Reuters Corporation, “TR Finance” refers to TR Finance LLC “West Publishing” refers to West Publishing Corporation, “Thomson Reuters Applications” refers to Thomson Reuters Applications Inc., “Thomson Reuters (Tax & Accounting)” refers to Thomson Reuters (Tax & Accounting) Inc., “Guarantors” refers to TRC, West Publishing, Thomson Reuters Applications and Thomson Reuters (Tax & Accounting) and “Subsidiary Guarantors” refers to West Publishing, Thomson Reuters Applications and Thomson Reuters (Tax & Accounting). The words “we,” “us,” “our,” “our company” and “Thomson Reuters” refer to, collectively, TRC and its consolidated subsidiaries (including, for greater certainty, TR Finance and the Subsidiary Guarantors), unless the context requires otherwise. Unless otherwise indicated, references in this prospectus to “$”, “US$”, or “dollars” are to U.S. dollars, and references to “C$” are to Canadian dollars.

This prospectus is part of the joint registration statement on Forms F-10 and F-3 relating to the Debt Securities that we filed with the U.S. Securities and Exchange Commission, or SEC. Under this “shelf” registration process, we may, from time to time, sell any combination of Debt Securities in one or more offerings up to an aggregate principal amount of US$3,000,000,000. This prospectus provides you with a general description of the Debt Securities that we may offer. Each time we sell Debt Securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms, including the issuer, of that offering of Debt Securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” This prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Debt Securities.

We present our financial statements in accordance with IFRS, as issued by the International Accounting Standards Board. Therefore, our consolidated financial statements and information included or incorporated by reference in this prospectus and any applicable prospectus supplement may not be comparable to financial statements prepared in accordance with U.S. generally accepted accounting principles. Our financial statements are audited in accordance with the standards of the Public Company Accounting Oversight Board.

WHERE YOU CAN FIND MORE INFORMATION

Information has been incorporated by reference in this prospectus from documents filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC in the United States. Copies of the documents incorporated by reference in this prospectus may be obtained upon written or oral request without charge from Thomson Reuters, Attention: Investor Relations Department, 3 Times Square, New York, New York 10036, United States (telephone: 1.332.219.1046), and are also available electronically on the Thomson Reuters website at www.thomsonreuters.com. The information on our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

You may also access our disclosure documents and any reports, statements or other information that we file with the securities regulatory authorities in each of the provinces of Canada through the Internet on the Canadian System for Electronic Document Analysis and Retrieval, which is commonly known by the acronym SEDAR+ and which may be accessed at www.sedarplus.ca. SEDAR+ is the Canadian equivalent of the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov. In addition to our continuous disclosure obligations under the securities laws of the provinces of Canada, we are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and, in accordance with the U.S. Exchange Act, we file with and furnish to the SEC reports and other information. Our filings are also electronically available from commercial document retrieval services, such as Westlaw.

Under the multijurisdictional disclosure system adopted by the United States and Canada, we are permitted to incorporate by reference in this prospectus certain information we file with or furnish to the SEC and the securities regulatory authorities in Canada, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is an important part of this prospectus. Information incorporated by reference must be filed as exhibits to the joint registration statement on Forms F-10 and F-3 that we have filed with the SEC in connection with the Debt Securities.

NON-IFRS MEASURES

Thomson Reuters uses non-IFRS financial measures, which include ratios that incorporate one or more non-IFRS financial measures, as supplemental indicators of Thomson Reuters’ operating performance and financial position as well as for internal planning purposes, Thomson Reuters’ management incentive programs and Thomson Reuters’ business outlook. Thomson Reuters believes non-IFRS financial measures provide more insight into Thomson Reuters’ performance. Non-IFRS measures do not have standardized meanings prescribed by IFRS and therefore are unlikely to be comparable to the calculation of similar measures used by other companies, and should not be viewed as alternatives to measures of financial performance calculated in accordance with IFRS.

Thomson Reuters’ non-IFRS financial measures include:

●	Adjusted EBITDA and the related margin;

●	Adjusted EBITDA less accrued capital expenditures and the related margin;

●	Accrued capital expenditures as a percentage of revenues;

●	Adjusted earnings and adjusted earnings per share (EPS);

●	Effective tax rate on adjusted earnings;

●	Net debt and leverage ratio of net debt to adjusted EBITDA;

●	Free cash flow; and

●	Return on invested capital.

Thomson Reuters also reports changes in its revenues, operating expenses, adjusted EBITDA and the related margin, and adjusted EPS before the impact of foreign currency (or at “constant currency” or excluding the effects of currency), which is determined by converting the current and equivalent prior period’s local currency results using the same foreign currency exchange rate. These measures remove the impacts from changes in foreign currency exchange rates to provide better comparability of Thomson Reuters’ business trends from period to period. Thomson Reuters reports changes in revenues of its existing businesses at constant currency (or on an “organic” basis). Organic revenue growth excludes the distortive impacts of acquisitions and dispositions from not owning the businesses in both comparable periods, and serves as a better measure of Thomson Reuters’ ability to grow its business over the long term. Thomson Reuters also reports revenues and adjusted EBITDA and the related margin on a combined basis for its Legal Professionals, Corporates and Tax & Accounting Professionals segments, which it refers to as its “Big 3” segments. The “Big 3” segments comprise approximately 80% of revenues and represent the core of Thomson Reuters’ business information service product offerings. Descriptions of non-IFRS financial measures used by Thomson Reuters, including an explanation of why Thomson Reuters believes they are useful measures of its performance and reconciliations to the most directly comparable IFRS financial measures are found in TRC’s management’s discussion and analysis for the year ended December 31, 2024, which is incorporated by reference in this prospectus.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

TRC is a corporation incorporated under and governed by the Business Corporations Act (Ontario), or the OBCA. The controlling shareholder of TRC and some of the directors and officers of TRC, TR Finance and the Subsidiary Guarantors, as well as certain of the experts named in this prospectus and the documents incorporated by reference into this prospectus, are non-U.S. residents and all or a substantial portion of their assets and a substantial portion of our assets are located outside of the United States. It may be difficult for holders of Debt Securities to effect service within the United States upon TRC’s controlling shareholder, the directors and officers of TRC, TR Finance and the Subsidiary Guarantors and the experts named in this prospectus and any documents incorporated by reference into this prospectus who are not residents of the United States or to enforce against them in the United States judgments of courts of the United States predicated upon civil liability under United States federal securities laws. While we believe that a monetary judgment of a United States court predicated solely upon civil liability under United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes, we cannot assure you that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

TR Finance is a limited liability company formed under the laws of the State of Delaware, Thomson Reuters Applications is a corporation formed under the laws of the State of Delaware, Thomson Reuters (Tax & Accounting) is a corporation formed under the laws of the State of Texas and West Publishing is a corporation formed under the laws of the State of Minnesota.

TR Finance, the Subsidiary Guarantors, certain of the directors of TRC, TR Finance and the Subsidiary Guarantors, and certain of the individuals who signed a certificate of this prospectus, reside outside of Canada. These individuals and entities have appointed our Canadian subsidiary, Thomson Reuters Canada Limited, as their agent for service of process in Canada:

Name of Person	Name and Address of Agent

  Thomson Reuters Applications Inc.

  Thomson Reuters (Tax & Accounting) Inc.

  TR Finance LLC

  West Publishing Corporation

  Kirk E. Arnold

  LaVerne Council

  Michael E. Daniels

  Kirk Koenigsbauer

  Deanna Oppenheimer

  Simon Paris

  Kim M. Rivera

  Barry Salzberg

  Steve Hasker

  Michael Eastwood

  Erin C. Brown

  Sean Cannizzaro

  Ragunath Ramanathan

  Karen Hirsh

  Richard Napolitano

  Brian Wilson

  Ryan Kessler

  Elizabeth Beastrom

Thomson Reuters Canada Limited 19 Duncan Street Toronto, Ontario M5H 3H1, Canada

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the person has appointed an agent for service of process in Canada.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

●	TRC’s audited consolidated financial statements for the year ended December 31, 2024 and the accompanying auditor’s report thereon;

●	TRC’s management’s discussion and analysis for the year ended December 31, 2024;

●	TRC’s annual report for the year ended December 31, 2024 (which also constitutes an annual information form); and

●	TRC’s management proxy circular dated April 22, 2024, related to its annual meeting of shareholders held on June 5, 2024.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any documents of the type referred to above, all material change reports (excluding confidential material change reports, if any), business acquisition reports and any “template version” of any “marketing materials” (each as defined in National Instrument 41-101 — General Prospectus Requirements) that TRC or TR Finance files with the securities regulatory authorities in Canada after the date of this prospectus and prior to the termination of the distribution of Debt Securities shall be deemed to be incorporated by reference into this prospectus. Each annual report on Form 40-F (or another applicable form) filed by TRC with the SEC will be incorporated by reference in the registration statement of which this prospectus forms a part. In addition, any report on Form 6-K (or another applicable form) filed or furnished by TRC with the SEC after the date of this prospectus shall be deemed to be incorporated by reference in the registration statement only if and to the extent expressly provided in such report. TRC’s reports on Form 6-K and its annual report on Form 40-F (and other SEC filings made by TRC) are available at the SEC’s website at www.sec.gov.

When TRC files a new annual information form or annual report and the related audited comparative consolidated financial statements with, and where required, they are accepted by the applicable securities regulatory authorities during the time that this prospectus is valid, the previous annual information form or annual report, the previous audited consolidated financial statements and all unaudited consolidated financial statements, material change reports, proxy circulars and business acquisition reports filed prior to the commencement of the financial year in which the new annual information form or annual report is filed will be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Debt Securities under this prospectus.

TRC has delivered an undertaking to the securities regulatory authorities in each of the Provinces of Canada pursuant to clause 4.2(a)(ix) of National Instrument 44-101 - Short Form Prospectus Distributions to file periodic and timely disclosure of the Subsidiary Guarantors, similar to the disclosure required under Item 12.1 of Form 44-101 F1 — Short Form Prospectus, for so long as the TRC Debt Securities being distributed under this prospectus are issued and outstanding and guaranteed by the Subsidiary Guarantors; provided that TRC will not be required to file such disclosure if TRC and the Subsidiary Guarantors satisfy the conditions set out in paragraphs (a) to (d) of section 13.4 of Form 44-101F1 (or any successor provisions thereto), and TRC files with its consolidated financial statements the consolidating summary financial information for TRC required by section 13.4(e)(ii) of Form 44-101F1, or to the extent applicable, a statement to the effect set out in subparagraph 13.4(e)(i) of Form 44-101F1 (unless TRC or the Subsidiary Guarantors are otherwise exempt from including that disclosure in a prospectus).

TR Finance has delivered an undertaking to the securities regulatory authorities in each of the provinces of Canada to file the periodic and timely disclosure of the Guarantors, similar to the disclosure required under Item 12.1 of Form 44-101 F1 — Short Form Prospectus, for so long as the TR Finance Debt Securities being distributed under this prospectus are issued and outstanding. For so long as the applicable requirements of section 13.4 of National Instrument 51-102 —Continuous Disclosure Obligations (“NI 51-102”) are satisfied, TR Finance intends to rely on the exemption available under section 13.4(2.1) of NI 51-102 and will comply with its filing obligations set out in the undertaking by filing the notice permitted to be filed under section 13.4(2)(d)(ii)(A) of NI 51-102 indicating that it is relying on the continuous disclosure documents filed by TRC and that such documents can be found for viewing in electronic format at www.sedarplus.ca under the company profile for TRC.

A prospectus supplement containing the specific terms of any Debt Securities will be delivered, together with this prospectus, to purchasers of such Debt Securities and will be deemed to be incorporated into this prospectus for the purposes of securities legislation as of the date of such prospectus supplement, but only for the purposes of the distribution of the Debt Securities to which such prospectus supplement pertains.

You should rely only on the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement and on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. We are not making an offer of Debt Securities in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of the applicable prospectus supplement.

CAUTIONARY NOTE CONCERNING FACTORS THAT MAY AFFECT FUTURE RESULTS

This prospectus contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and U.S. securities laws, including the United States Private Securities Litigation Reform Act of 1995. When used in this prospectus or in the documents incorporated by reference herein, the words “will,” “expect,” believe,” “target,” “estimate,” “could,” “should,” “intend,” “predict”, “project” and similar expressions identify forward-looking statements. While Thomson Reuters believes that it has a reasonable basis for making forward-looking statements, they are not a guarantee of future performance or outcomes and there is no assurance that any of the events described in any forward-looking statement will materialize. Forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results or events to differ materially from current expectations. Many of these risks, uncertainties and assumptions are beyond Thomson Reuters’ control and the effects of them can be difficult to predict. These risks include, but are not limited to:

●	actions of competitors;

●	uncertainty, downturns and changes in the markets that our company serves;

●	failures of artificial intelligence (“AI”) initiatives to enhance products or meet customer expectations;

●

failure to keep pace with technological developments to provide new products, services, applications and functionalities to meet customers’ needs, attract new customers and retain existing ones, or expand into new geographic markets and identify areas of higher growth;

●	failure to derive fully the anticipated benefits from existing or future acquisitions, dispositions or other strategic investments, including joint ventures and investments;

●	failure to protect the brands and reputation of Thomson Reuters;

●	social and ethical issues from the use of new and evolving technologies in our products and services;

●	risks related to cybersecurity threats and incidents for us and our third-party providers;

●	dependency on cloud providers, local data centers, software-as-a-service providers and other third parties for services;

●	failure to attract, engage and retain the right management, key employees and skills to the organization;

●	failure to adapt to organizational changes and effectively implement strategic initiatives;

●

failure to meet the challenges involved in operating globally, including risks associated with persisting geopolitical tensions and ongoing protectionism measures (including the potential imposition of new tariffs as well as related retaliatory measures);

●	dependency on third parties for data, information and other services;

●	changes to law and regulations related to privacy, data security, data protection, the use of AI, and other areas;

●	inadequate protection of intellectual property rights;

●	tax matters, including changes to tax laws, regulations and treaties;

●	threat of legal actions and claims;

●	risk of antitrust/competition-related claims or investigations;

●	failure to maintain a high renewal rate for recurring, subscription-based services;

●	fluctuations in foreign currency exchange and interest rates;

●	downgrading of credit ratings and adverse conditions in the credit markets;

●	the effect of factors outside of the control of Thomson Reuters on funding obligations in respect of pension and post-retirement benefit arrangements;

●	impairment of goodwill and other identifiable intangible assets;

●	actions or potential actions that could be taken by TRC’s principal shareholder, The Woodbridge Company Limited; and

●	the ability of Thomson Reuters Founders Share Company to affect TRC’s governance and management.

These factors and other risk factors described herein, including under the section of this prospectus entitled “Risk Factors”, and in some of the documents incorporated by reference in this prospectus represent risks that our management believes are material. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of the date of this prospectus. Except as may be required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements. Additional factors are discussed in our materials filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC from time to time, including TRC’s annual information form for the year ended December 31, 2024, which is contained in TRC’s annual report on Form 40-F for the year ended December 31, 2024, and the other documents incorporated by reference herein.

We have incorporated by reference into this prospectus certain forward-looking information, including outlook regarding our financial results for the year ending December 31, 2025 and our updated 2026 financial framework. This outlook and our updated 2026 financial framework are based upon a number of assumptions and estimates that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. This outlook and our updated 2026 financial framework are preliminary, subject to change, and based only upon information available as of the date it was released. Our actual results may prove to be different, potentially materially, from the forward-looking information incorporated by reference herein. In light of the foregoing, investors are urged to consider this forward-looking information in context and to not place undue reliance on it.

BUSINESS

Thomson Reuters

Thomson Reuters informs the way forward by bringing together the trusted content and technology that people and organizations need to make the right decisions. We serve professionals across legal, tax, audit, accounting, compliance, government, and media. Our products combine highly specialized software and insights to empower professionals with the data, intelligence, and solutions needed to make informed decisions, and to help institutions in their pursuit of justice, truth and transparency. Reuters, part of Thomson Reuters, is a world leading provider of trusted journalism and news.

We derive most of our revenues from selling information and software solutions, primarily on a recurring subscription basis. Our solutions blend deep domain knowledge with software and automation tools. We believe our workflow solutions make our customers more productive by streamlining how they operate, enabling them to focus on higher value activities. Many of our customers use our solutions as part of their workflows, which has led to strong customer retention. We believe that our customers trust us because of our history and dependability and our deep understanding of their businesses and industries, and they rely on our services for navigating a rapidly changing and increasingly complex digital world. Over the years, our business model has proven to be capital efficient and cash flow generative, and it has enabled us to maintain leading and scalable positions in our chosen market segments.

We are organized in five reportable segments reflecting how we manage our businesses.

Legal Professionals

Serves law firms and governments with research and workflow products powered by leading-edge technologies, including generative AI, focusing on intuitive legal research and integrated legal workflow solutions that combine content, tools and analytics.

Corporates

Serves corporations, ranging from small businesses to multinational organizations, including the seven largest global accounting firms, with our full suite of content-driven products, powered by leading-edge technologies, including generative AI, and integrated compliance workflow solutions to help them achieve their business outcomes.

Tax & Accounting Professionals

Serves tax, audit and accounting firms (other than the seven largest, which are served by the Corporates segment) with research and workflow products powered by leading-edge technologies, including generative AI.

Reuters News

Supplies business, financial and global news and data to the world’s media organizations, professionals and news consumers through Reuters News Agency, Reuters.com, Reuters Events, Thomson Reuters products and to financial firms exclusively via London Stock Exchange Group plc products.

Global Print Provides legal and tax information primarily in print format to customers around the world and provides commercial printing services to a wide range of book publishers.

Our businesses are supported by a corporate center that manages our commercial and technology operations, including those around our sales capabilities, digital customer experience and product and content development, as well as our global facilities. Costs relating to these activities are allocated to our business segments. We also report “Corporate costs”, which includes expenses for centrally managed functions such as finance, legal and human resources.

TRC is incorporated under the OBCA. Its registered office and principal executive office is located at 19 Duncan Street, Toronto, Ontario M5H 3H1, Canada. TRC’s shares are listed on the Toronto Stock Exchange and the Nasdaq (symbol: TRI). Our website is tr.com. Information contained on our website does not constitute part of this prospectus.

TR Finance

TR Finance is an indirect 100% owned subsidiary of TRC formed under the laws of the State of Delaware. TR Finance is a financing vehicle for Thomson Reuters. TR Finance has no independent operations, other than raising debt for use by Thomson Reuters, hedging such debt when appropriate and on-lending funds to companies in the Thomson Reuters group. TR Finance will lend substantially all net proceeds of its borrowings to companies in the Thomson Reuters group. TR Finance’s head office is located at 2900 Ames Crossing Road, Suite 100, Eagan, Minnesota 55121, United States.

Subsidiary Guarantors

West Publishing is an indirect 100%-owned subsidiary of TRC formed under the laws of the State of Minnesota. West Publishing operates part of our Legal Professionals, Corporates and Global Print businesses. West Publishing’s head office is located at 2900 Ames Crossing Road, Suite 100, Eagan, Minnesota 55121, United States.

Thomson Reuters Applications is an indirect 100%-owned subsidiary of TRC formed under the laws of the State of Delaware. Thomson Reuters Applications operates part of our Legal Professionals, Tax & Accounting Professionals and Corporates businesses. Thomson Reuters Applications’ head office is located at 2900 Ames Crossing Road, Suite 100, Eagan, Minnesota 55121, United States.

Thomson Reuters Tax & Accounting is an indirect 100%-owned subsidiary of TRC formed under the laws of the State of Texas. Thomson Reuters Tax & Accounting operates part of our Tax & Accounting Professionals and Corporates businesses. Thomson Reuters Tax & Accounting’s head office is located at 6160 Warren Parkway, Suite 700, Frisco, Texas 75034, United States.

RISK FACTORS

Investing in the Debt Securities is subject to certain risks. Before purchasing Debt Securities, you should consider carefully the risk factors set forth below and those under the heading “Risk Factors” in TRC’s annual information form, which is contained in TRC’s annual report on Form 40-F for the year ended December 31, 2024 (and our annual information forms for subsequent years), as well as the other information contained in and incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in the applicable prospectus supplement. If any of the events or developments discussed in these risks actually occur, our business, financial condition or results of operations or the value of the Debt Securities could be adversely affected.

Risks Relating to the Debt Securities

Fluctuations in exchange rates could give rise to foreign currency exposure.

Debt Securities denominated or payable in foreign currencies may entail significant risks, and the extent and nature of such risks change continuously. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency market, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending on the currency or currencies involved. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in Debt Securities denominated in currencies other than the local currency. Debt Securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

The relative value of the Debt Securities will depend on a number of factors.

We believe that the value of Debt Securities in any secondary markets will be affected by the supply and demand of the Debt Securities, the interest rate and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. We have summarized below what we expect to be the impact on the market value of the Debt Securities of a change in a specific factor, assuming all other conditions remain constant.

●

Market Interest Rates. In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if a holder holds Debt Securities and market interest rates increase, the market value of such Debt Securities may decline. We cannot predict future levels of market interest rates.

●	Our Credit Ratings, Financial Condition and Results. Actual or anticipated changes in our credit ratings or financial condition may affect the market value of the Debt Securities.

The impact of one of the factors above, such as an increase in market interest rates, may offset some or all of any change in the market value of the Debt Securities attributable to another factor, such as an improvement in our credit ratings.

Credit ratings assigned to Debt Securities may change.

We cannot assure you that any credit rating assigned to any Debt Securities that may be issued hereunder will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency. Real or anticipated changes in credit ratings on the Debt Securities may affect the market value of the Debt Securities. In addition, real or anticipated changes in credit ratings can affect the cost at which we can access the capital markets.

There may not be a trading market for the Debt Securities.

There may be no market through which the Debt Securities may be sold and you may not be able to resell the Debt Securities issued hereunder. We cannot assure you that a secondary market for trading in the Debt

Securities will develop or that any secondary market which does develop will continue. There can also be no assurance regarding the ability of holders of Debt Securities issued hereunder to sell their Debt Securities or the price at which such holders may be able to sell their Debt Securities. If a trading market were to develop, the Debt Securities could trade at prices that may be higher or lower than the price at which they were issued hereunder and this may result in a return that is greater or less than the interest rate on the Debt Securities, in each case depending on many factors, including, among other things, prevailing interest rates, our financial results, any change in our credit-worthiness and the market for similar securities.

The Debt Securities will be subordinated to creditors of our subsidiaries.

We conduct our operations through a number of subsidiaries and to the extent any such subsidiary, except for any Subsidiary Guarantor and in the case of TR Finance Debt Securities, TR Finance, has or incurs indebtedness with a third party, the holders of the Debt Securities will effectively be subordinated to the claims of the holders of such third-party indebtedness, including in the event of liquidation or upon a realization of the assets of any such subsidiary.

Except for the Subsidiary Guarantors and in the case of TR Finance Debt Securities, TR Finance, none of TRC’s subsidiaries have guaranteed or will otherwise become obligated with respect to the Debt Securities (including any subsidiaries of the Subsidiary Guarantors). Accordingly, each Guarantor’s right to receive assets from any of its subsidiaries upon such subsidiary’s bankruptcy, liquidation or reorganization and the right of holders of Debt Securities to participate in those assets, is effectively subordinated to claims of that subsidiary’s creditors, including trade creditors.

The TRC Debt Securities and TR Finance Debt Securities are unsecured and would rank equal in right of payment to TRC’s or TR Finance’s existing and future unsecured indebtedness, respectively, and would be effectively subordinated to any of its future secured indebtedness and any of the applicable Guarantors’ existing and future secured indebtedness, in each case to the extent of the value of the assets securing such indebtedness.

The TRC Debt Securities and TR Finance Debt Securities are unsecured and would rank equal in right of payment to TRC’s or TR Finance’s existing and future unsecured indebtedness, respectively. In addition, the TRC Debt Securities and TR Finance Debt Securities would be effectively subordinated in right of payment to any of TRC’s or TR Finance’s future secured indebtedness, respectively, to the extent of the value of the assets securing such indebtedness. TRC and TR Finance will not be restricted in their ability to make investments or incur debt.

The Guarantee Obligations are unsecured and effectively subordinated in right of payment to all of the applicable Guarantors’ existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness.

The Indentures will not restrict the ability of TRC, TR Finance or the Subsidiary Guarantors to incur additional indebtedness.

Each Indenture (as defined below) does not restrict any applicable Guarantor’s ability to incur additional indebtedness, including secured indebtedness generally, which would have a prior claim on the assets securing that indebtedness. Incurrence of additional indebtedness may have important consequences for holders of Debt Securities, including making it more difficult for TRC, TR Finance or the Subsidiary Guarantors, as applicable, to satisfy its obligations with respect to the Debt Securities, increasing the amount of indebtedness ranking equal or (if secured) effectively senior to the Debt Securities in the event of bankruptcy or insolvency, resulting in a loss in the trading value of the Debt Securities, if any, and increasing the risk that the credit rating of the Debt Securities is lowered or withdrawn.

In the event of insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of TRC, TR Finance or any Subsidiary Guarantor, their respective assets that serve as collateral for any secured indebtedness would be made available to satisfy their respective obligations to secured creditors before any payments are made on the TRC Debt Securities or the TR Finance Debt Securities, as applicable. If there is not enough collateral to satisfy all secured obligations, then any remaining amounts payable in respect of secured obligations would share equally with all senior unsecured obligations, including payment obligations in respect of the Debt Securities and the Guarantee Obligations.

We have made only limited covenants in the Indentures (as defined below) governing the Debt Securities and these limited covenants may not protect your investment.

Unless otherwise specified in an applicable prospectus supplement relating to a series of Debt Securities, the Indentures governing the Debt Securities will not:

●

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the Debt Securities in the event that we experience significant adverse changes in our financial condition or results of operations;

●	limit our ability to incur indebtedness that is equal in right of payment to the Debt Securities;

●	restrict our ability to transfer assets within Thomson Reuters;

●	restrict our ability to repurchase our shares;

●	restrict our ability to make investments or to pay dividends or make other payments in respect of our shares or other securities ranking junior to the Debt Securities; or

●	necessarily afford holders of Debt Securities protection should we be involved in a transaction that significantly increases our leverage.

Unless otherwise specified in an applicable prospectus supplement relating to a series of Debt Securities, the Indentures governing the Debt Securities will contain only limited protections in the event of many types of transactions that we could engage in, including acquisitions, refinancings, dispositions, recapitalizations, restructurings or other reorganizations or material strategic transactions that could substantially affect our capital structure and the value of the Debt Securities. If any such transaction should occur, the value of your Debt Securities may decline.

TR Finance’s ability to meet its financial obligations is dependent on receipt of funds from other companies in the Thomson Reuters group.

TR Finance is a financing vehicle for Thomson Reuters. TR Finance has no independent operations, other than raising debt for use by Thomson Reuters, hedging such debt when appropriate and on-lending funds to companies in the Thomson Reuters group. TR Finance will lend substantially all net proceeds of its borrowings to companies in the Thomson Reuters group. Accordingly, the likelihood that holders of the TR Finance Debt Securities will receive interest, principal payments and any premiums will depend on the financial position of such companies in the Thomson Reuters group and their ability to make interest payments on, and repay, such loans, and on the financial position and creditworthiness of the Guarantors.

The Subsidiary Guarantors may be released from their Guarantee Obligations in certain circumstances.

As described under “Description of Debt Securities and Guarantees”, the Subsidiary Guarantors can be released from their Guarantee Obligations without the consent of the holders of the Debt Securities in certain circumstances, including a release of a guarantee by the applicable Subsidiary Guarantor if such Subsidiary Guarantor is no longer a direct or indirect 100%-owned subsidiary of TRC.

The applicable Guarantors of the Debt Securities may be limited by U.S. bankruptcy law in their ability to fulfill their respective Guarantee Obligations.

Federal and state statutes could allow courts, under specific circumstances, to void the guarantees, subordinate claims in respect of the Debt Securities and require holders of Debt Securities to return payments received from the applicable Guarantors.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void a guarantee or claims related to the notes or subordinate a guarantee to all of TRC’s or TR Finance’s, as the case may be, other debts or to all other debts of an applicable Guarantor if, among other things, TRC, TR Finance or such Guarantor, at the time TRC, TR Finance or such Guarantor incurred the indebtedness evidenced by its guarantee:

●	intended to hinder, delay or defraud any present or future creditor; or

●	received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and either:

○	such Guarantor was insolvent or rendered insolvent by reason of such incurrence;

○	such Guarantor was engaged in a business or transaction for which such Guarantor’s remaining assets constituted unreasonably small capital; or

○	such Guarantor intended to incur, or believed that it would incur, debts beyond such Guarantor’s ability to pay such debts as they mature.

In addition, a court could void any payment by an applicable Guarantor pursuant to the Debt Securities or a guarantee and require that payment be returned to such Guarantor or to a fund for the benefit of the creditors of such Guarantor. The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the governing law in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a Guarantor would be considered insolvent if:

●	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

●

the present fair saleable value of all of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

●	it could not pay its debts as they become due.

There can be no assurance as to what standard a court would apply in making such determinations or that a court would agree with TR Finance or any Guarantor’s conclusions in this regard.

Canadian bankruptcy and insolvency laws may impair the ability of the trustees appointed under the Indentures to enforce certain remedies.

TRC is organized under the laws of the Province of Ontario, Canada, and a portion of its assets are located in Canada. The rights of the trustees appointed under the Indentures to enforce certain remedies could be delayed by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to TRC. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada) contain provisions enabling an insolvent person to obtain a stay of proceedings against its creditors and to file a proposal or plan of compromise or arrangement to be voted on by the various classes of its affected creditors. A restructuring proposal, compromise or arrangement if accepted by the requisite majorities of each affected class of creditors, and if approved by the relevant Canadian court, would be binding on all creditors within each affected class, including those creditors that did not vote to accept the proposal, compromise or arrangement. Moreover, this legislation, in certain instances, permits the insolvent debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under the applicable debt instrument, during the period that the stay against proceedings remains in place.

Your ability to enforce civil liabilities under U.S. federal securities laws may be adversely affected because TRC is organized under the laws of Canada, many of the directors and officers of TRC, TR Finance and the Subsidiary Guarantors and some experts named herein are residents of Canada, and a substantial portion of Thomson Reuters’ assets and assets of such persons are located outside the United States.

TRC is organized under the laws of the Province of Ontario, Canada. A substantial portion of Thomson Reuters’ assets are located outside the United States, and many of the directors and officers of TRC, TR Finance and the Subsidiary Guarantors and some of the experts named herein are residents of jurisdictions outside of the United States and the assets of such persons may be located outside of the United States. As a result, it may be difficult to effect service within the United States upon TRC and those directors, officers and experts, or to enforce judgments obtained in U.S. courts against us or such persons either inside or outside of the United States, or to enforce in U.S. courts judgments obtained against TRC or such persons in courts in jurisdictions outside the United States, in any action predicated upon the civil liability provisions of the federal securities laws of the United States. There is no certainty that civil liabilities predicated solely upon the federal securities laws of the United States can be enforced in Canada, whether by original action or by seeking to enforce a judgment of U.S. courts. In addition, punitive damages awards in actions brought in the United States or elsewhere may be unenforceable in Canada.

The terms of the Debt Securities may provide that they may be redeemed at our option under certain circumstances, which limits the ability of holders of the Debt Securities to accrue interest over the full stated term of the Debt Securities.

The terms of the Debt Securities may provide that we may, at our option and from time to time, redeem some or all of the Debt Securities issued hereunder prior to their maturity under certain circumstances. Holders should not expect us to redeem any Debt Securities on any particular date. If we redeem the Debt Securities for any reason, you will not have the opportunity to continue to accrue and be paid interest to the stated maturity date and you may not be able to reinvest the redemption proceeds you receive in a similar security or in securities bearing similar interest rates or yields.

SUPPLEMENTAL FINANCIAL INFORMATION

The Subsidiary Guarantors fully and unconditionally guarantee the payment of principal, premium (if any), interest and certain other amounts by TRC under the TRC Debt Securities. TRC and the Subsidiary Guarantors fully and unconditionally guarantee the payment of principal, premium (if any), interest and certain other amounts by TR Finance under the TR Finance Debt Securities. Please see TRC’s annual report for the year ended December 31, 2024 (which is incorporated by reference in this prospectus) for condensed consolidating summary financial information for the following:

●	Parent – TRC, the direct or indirect owner of all TRC subsidiaries

●	Subsidiary Issuer – TR Finance

●	Subsidiary Guarantors on a combined basis

●	Non-Guarantor Subsidiaries – Other subsidiaries of TRC on a combined basis that will not guarantee Debt Securities

●	Eliminations – Consolidating adjustments

●	Thomson Reuters on a consolidated basis

The condensed consolidating financial information incorporated by reference in this prospectus is provided in compliance with the requirements of Section 13.4 of NI 51-102 providing for an exemption for certain credit support issuers. TRC has provided this supplemental financial information incorporated by reference in this prospectus in accordance with Article 13 of Regulation S-X. Please see the “Description of Debt Securities and Guarantees” section of this prospectus for additional information about the guarantees.

The condensed consolidating summary financial information incorporated by reference in this prospectus has been prepared in accordance with IFRS, as issued by the International Accounting Standards Board, and is unaudited.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement that accompanies this prospectus, the net proceeds from the sale of the Debt Securities will be added to our general funds, and we may use them for general corporate purposes including, without limitation, to repay existing indebtedness. We may invest funds that we do not immediately use in short-term marketable securities. We may from time to time offer Debt Securities and incur additional indebtedness other than through an offering under this prospectus and any applicable prospectus supplements.

SHARE CAPITAL

TRC’s authorized share capital includes an unlimited number of common shares and an unlimited number of preference shares, without par value, issuable in series. As of March 28, 2025, TRC had outstanding 450,423,115 common shares and 6,000,000 Series II preference shares. TRC has also issued a Thomson Reuters Founders Share which enables Thomson Reuters Founders Share Company to exercise extraordinary voting power to safeguard the Thomson Reuters Trust Principles.

TR Finance’s authorized share capital includes 1,000 shares. As of March 28, 2025, TR Finance had one share outstanding which is indirectly held by TRC.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This section describes certain general terms and provisions of the Debt Securities. We will provide the particular terms and provisions of a series of Debt Securities and a description of how the general terms and provisions described below apply to that series in a prospectus supplement. Thus, for a description of the terms of a particular series of Debt Securities, you must refer to both the applicable prospectus supplement relating to that series and the description of the Debt Securities contained in this prospectus.

Unless otherwise specified in a prospectus supplement, the TRC Debt Securities will be issued under a trust indenture to be entered into between TRC, the Subsidiary Guarantors, Computershare Trust Company of Canada and Deutsche Bank Trust Company Americas (as may be amended and/or supplemented from time to time, the “TRC Indenture”). Unless otherwise specified in a prospectus supplement, the TR Finance Debt Securities will be issued under a trust indenture dated as of March 20, 2025 between TRC, TR Finance, the Subsidiary Guarantors, Computershare Trust Company of Canada and Deutsche Bank Trust Company Americas (as may be amended and/or supplemented from time to time, the “TR Finance Indenture” and together with the TRC Indenture, the “Indentures”). An indenture is a contract between a financial institution, acting on your behalf as trustee of the Debt Securities, and us. We collectively refer to Computershare Trust Company of Canada and Deutsche Bank Trust Company Americas as the “Trustees” and each Trustee acting in such capacity for a specific series of Debt Securities as a “Trustee.” The Indentures are subject to the provisions of Trust Indenture Legislation.

The following description of the Debt Securities is a summary only. Please refer to the complete text of the provisions of the Debt Securities and each Indenture, including the definition of certain terms in the applicable Indenture. It is the respective Indenture, and not this summary, that governs the rights of Holders of Debt Securities. Capitalized terms that are used in this section and not defined have the meanings assigned to them in the applicable Indenture. We have defined selected terms at the end of this section.

General

Each Indenture provides that an unlimited amount of Debt Securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or any other currency; however, we may offer no more than US$3,000,000,000 (or the equivalent in non-U.S. Currency) aggregate principal amount of Debt Securities pursuant to this prospectus. The specific terms of any series of Debt Securities will be established at the time of issuance and will be described in the applicable prospectus supplement. These terms may include, but are not limited to, any of the following:

●	the specific designation of the Debt Securities;

●	the issuer and guarantors, if applicable;

●	any limit on the aggregate principal amount of the Debt Securities;

●

the date or dates, if any, on which the Debt Securities will mature and the portion (if other than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of Maturity;

●

the rate or rates per annum (which may be fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Dates for any interest payable on the Debt Securities which are in registered form;

●

any mandatory or optional redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed or purchased at our option or otherwise;

●	whether the Debt Securities will be issuable in the form of one or more registered global securities and if so the identity of the depository for such registered global securities;

●	the denominations in which any of the Debt Securities will be issuable if other than denominations of US$1,000 and any multiple thereof;

●

each office or agency where the principal of and any premium and interest on the Debt Securities will be payable and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

●

if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the Debt Securities are denominated and/or in which the payment of the principal of and any premium and interest on the Debt Securities will or may be payable;

●	any index pursuant to which the amount of payments of principal of and any premium and interest on the Debt Securities will or may be determined;

●	any other terms of the Debt Securities, including covenants and additional Events of Default; and

●	the identity of the Trustee for a particular series of Debt Securities.

Each Indenture also provides that there may be more than one Trustee thereunder, each with respect to one or more different series of Debt Securities. See “Resignation of Trustee” below for more information. As there is more than one Trustee under each Indenture, the powers and trust obligations of each Trustee as described in this prospectus shall extend only to the one or more series of Debt Securities for which it is a Trustee. The Debt Securities (whether of one or more than one series) for which each Trustee is acting shall in effect be treated as if issued under separate trust indentures. The term “Debt Securities” as used in this prospectus shall mean the one or more series with respect to which each respective Trustee is acting.

Some or all of the Debt Securities may be issued under each Indenture as Original Issue Discount Securities (bearing no interest or interest at a rate that at the time of issuance is below market rates) to be issued at prices below their stated principal amounts.

The general provisions of each Indenture do not contain any provisions that would limit our ability to incur indebtedness or that would afford Holders protection in the event of a highly leveraged or similar transaction involving Thomson Reuters.

Under each Indenture, we will have the ability, in addition to the ability to issue Debt Securities with terms different from those of other Debt Securities previously issued, without the consent of the Holders, to reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

Ranking and Other Indebtedness

The Debt Securities will be senior unsecured obligations of TRC or TR Finance, as applicable, and will rank equally with all of our other existing and future senior unsecured obligations.

The TR Finance Debt Securities will be fully and unconditionally guaranteed by the Guarantors, on a joint and several basis, and such guarantees will rank equally with each such Guarantor’s other senior unsecured obligations and will effectively be subordinated to all existing and future liabilities of each such Guarantor’s subsidiaries (other than TR Finance and the Subsidiary Guarantors). The TRC Debt Securities will be fully and unconditionally guaranteed by the Subsidiary Guarantors on the same basis that the Subsidiary Guarantors will guarantee the TR Finance Debt Securities, as described below.

Unless otherwise specified in an applicable prospectus supplement relating to a series of Debt Securities, the TRC Indenture and the TR Finance Indenture will not limit the amount of secured debt that TRC, TR Finance or the Guarantor Parties may incur, as applicable, and the TRC Debt Securities and the TR Finance Debt Securities will effectively be subordinated in right of payment to any secured debt TRC, or TR Finance and the Guarantor Parties, may incur, as applicable, and to any of their respective secured obligations, in each case to the extent of the value of the collateral securing such debt or other obligations.

Form, Denomination, Exchange and Transfer

Debt Securities of a series may be issuable solely as registered Debt Securities issuable in denominations of US$1,000 and integral multiples of US$1,000 or in such other denominations as may be provided for by the terms of the Debt Securities of any particular series. Each Indenture also provides that Debt Securities of a series may be issuable in global form, which are referred to as Global Securities. Debt Securities of any series will be exchangeable for other Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

The Debt Securities may be presented for exchange as described above, and Debt Securities may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), at the corporate trust office of the Trustee or at the office of any transfer agent designated by us for such purpose with respect to any series of Debt Securities. No service charge will be made for any transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time designate one or more successor or additional transfer agents with respect to any series of Debt Securities and may from time to time rescind any such designation. We will be required to maintain a transfer agent in each Place of Payment for such series.

So long as required by the OBCA, we shall cause to be kept, by TRC or a trust corporation registered in Ontario, a central securities register that complies with the requirements of the OBCA. Additionally, we will cause to be recorded promptly in the central securities register maintained pursuant to the OBCA, the particulars of each issue, exchange or transfer of Debt Securities.

We shall not be required to:

●

issue, register the transfer of, or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

●	register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or

●

issue, register the transfer of, or exchange any Debt Security which has been surrendered for repayment at the option of the Holder except the portion, if any, of such Debt Security not to be so repaid.

Guarantees of TRC Debt Securities

The Subsidiary Guarantors will fully and unconditionally guarantee, jointly and severally as primary obligors and not merely as sureties, on a senior unsecured basis, the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of TRC under the TRC Debt Securities, whether for payment of principal of, or premium or interest on the TRC Debt Securities, Additional Amounts, indemnification or otherwise. Each guarantee from a Subsidiary Guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the guarantee, as it relates to that Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

In the event of a sale or other disposition of all or substantially all of the assets of the applicable Subsidiary Guarantor to a Person that is not TRC or a wholly-owned subsidiary of TRC, or if any Subsidiary Guarantor ceases to be a direct or indirect wholly-owned subsidiary of TRC for any reason, such Subsidiary Guarantor shall be released from its guarantee.

Guarantees of TR Finance Debt Securities

The Guarantors will fully and unconditionally guarantee, jointly and severally as primary obligors and not merely as sureties, on a senior unsecured basis, the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of TR Finance under the TR Finance Debt Securities, whether for payment of principal of, or premium or interest on the TR Finance Debt Securities, Additional Amounts, indemnification or otherwise. Each guarantee from a Guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the guarantee, as it relates to that Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

In the event of a sale or other disposition of all or substantially all of the assets of the applicable Subsidiary Guarantor to a Person that is not TRC or a wholly-owned subsidiary of TRC, or if any Subsidiary Guarantor ceases to be a direct or indirect wholly-owned subsidiary of TRC for any reason, such Subsidiary Guarantor shall be released from its guarantee.

Events of Default

Each Indenture provides, with respect to any series of Outstanding Debt Securities thereunder, that the following shall constitute Events of Default:

(i)	default in the payment of any interest upon any Debt Security of that series, when the same becomes due and payable, continued for 30 days;

(ii)	default in the payment of the principal of or any premium on any Debt Security of that series at its Maturity;

(iii)	default in the deposit of any sinking fund or analogous payment when due by the terms of any Debt Security (if applicable);

(iv)

default in the performance, or breach, of any of TRC’s or TR Finance’s, as the applicable issuer, or any applicable Guarantor Party’s covenants or warranties in the Indenture (other than a covenant or warranty, a default in whose performance or whose breach is specifically dealt with elsewhere in the Indenture), continued for 60 days after written notice to us;

(v)	certain events of bankruptcy, insolvency or reorganization;

(vi)	any other Event of Default provided with respect to the Debt Securities of that series; and

(vii)

any guarantee of an applicable Guarantor ceasing to be, or asserting by any applicable Guarantor as not being, in full force and effect, enforceable according to its terms, except to the extent contemplated by the applicable Indenture, including without limitation the release of any guarantee in accordance with the terms of such Indenture.

No Event of Default provided with respect to a particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. We are required to file with the Trustee, annually, an Officer’s Certificate as to our compliance with all conditions and covenants under each Indenture. Each Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any default (except payment defaults on the Debt Securities) if it is determined, in accordance with the applicable Indenture, to be in the best interest of the Holders of Debt Securities to do so.

If an Event of Default listed in clause (i), (ii), (iii), (iv), (vi) or (vii) of the second preceding paragraph occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Outstanding Debt Securities of that series may declare the Outstanding Debt Securities of that series due and payable immediately. If an Event of Default listed in clause (v) of the second preceding paragraph occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of all Debt Securities then Outstanding under the applicable Indenture may declare the principal amount of all of the Outstanding Debt Securities under that Indenture to be due and payable immediately. However, in either case the Holders of a majority in principal amount of the Outstanding Debt Securities of that series, or of all Outstanding Debt Securities under the applicable Indenture, as the case may be, by written notice to us, the applicable Guarantor Parties and the Trustee, may, under certain circumstances, rescind and annul such declaration.

Subject to the provisions relating to the duties of the Trustee, in case an Event of Default with respect to Debt Securities of any or all series occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request, order or direction of any of the Holders of such Debt Securities, unless such Holders shall have offered to the Trustee reasonable indemnity, security and funding (as required under the applicable Indenture) against the expenses and liabilities which might be incurred by it in compliance with such request. Subject to such provisions for the indemnification and funding of the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (with respect to any remedy, trust or power relating to or arising under an Event of Default described in clause (i), (ii), (iii), (iv), (vi) or (vii) above) or the Holders of not less than a majority in principal amount of all Outstanding Debt Securities (with respect to any remedy, trust or power relating to or arising under an Event of Default described in clause (v) above), as the case may be and in each case under the applicable Indenture, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the applicable Indenture, or exercising any trust or power conferred on the Trustee.

The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series under the applicable Indenture may on behalf of the Holders of all the Debt Securities of such series waive any past default described in clause (i), (ii), (iii), (iv), (vi) or (vii) above (or, in the case of a default described in clause (v) above, the Holders of not less than a majority in principal amount of all Outstanding Debt Securities under the applicable Indenture may waive any such past default) and its consequences, except a default (a) in the payment of the principal of (or premium, if any) or any interest on any Debt Security, or (b) in respect of a covenant or provision that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected thereby, in each case under the applicable Indenture.

Modification and Waiver

We and the Trustee (and any applicable Subsidiary Guarantor, solely in the case of supplemental indentures amending any covenant, right or power of such Subsidiary Guarantor under the applicable Indenture) may modify and amend each Indenture with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities under the applicable Indenture that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, among other things:

●	change the Stated Maturity of, the principal of (or premium, if any), or any installment of interest on any such Debt Security;

●	reduce the principal amount or the rate of interest on or any premium payable on any Debt Security;

●	change our obligation to pay Additional Amounts provided for pursuant to the applicable Indenture, with certain exceptions;

●	reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof;

●	adversely affect any right of repayment at the option of the Holder of any such Debt Security;

●	change the Currency or Place of Payment of principal of, or any premium or interest on, any such Debt Security;

●

reduce the above-stated percentage of Holders of such Outstanding Debt Securities necessary to modify or amend the applicable Indenture or to consent to any waiver thereunder (including a waiver of certain defaults);

●

with respect to the TRC Indenture, amend or modify the provisions of the TRC Indenture governing the guarantee of the Subsidiary Guarantors in a manner that reduces the terms and conditions of any obligations of the Subsidiary Guarantors in respect of the due and punctual payment of principal, premium, if any, Additional Amounts, if any, and interest of any TRC Debt Securities, provided that this requirement shall not prohibit the release of any obligations of a Guarantor in accordance with the terms of the TRC Indenture;

●

with respect to the TR Finance Indenture, amend or modify the provisions of the TR Finance Indenture (i) governing the guarantee of TRC in a manner adverse to the rights of the Holders or (ii) governing the guarantee of the Subsidiary Guarantors in a manner that reduces the terms and conditions of any obligations of the Subsidiary Guarantors in respect of the due and punctual payment of principal, premium, if any, Additional Amounts, if any, and interest of any TR Finance Debt Securities, provided, in each case, that this requirement shall not prohibit the release of any obligations of a Guarantor in accordance with the terms of the TR Finance Indenture; or

●	modify the foregoing requirements with certain exceptions.

The Holders of a majority in principal amount of Outstanding Debt Securities under the applicable Indenture affected thereby have the right to waive compliance by us with certain covenants.

We and the Trustee (and any applicable Subsidiary Guarantor solely in the case of supplemental indentures establishing the form or terms of any series of Debt Securities pursuant to the applicable Indenture, adding or evidencing the succession of a Guarantor Party or amending any covenant, right or power of such Subsidiary Guarantor under the applicable Indenture) may modify and amend each Indenture without the consent of any Holder under the relevant Indenture, for any of the following purposes:

●

to evidence the succession of another Person to TRC or a Subsidiary Guarantor as obligors under the TRC Indenture, or to TR Finance or a Guarantor as obligors under the TR Finance Indenture, subject to the provisions described under “Merger, Consolidation or Amalgamation”, as applicable;

●	to evidence the addition of a Co-Obligor or one or more additional Guarantor Parties;

●	to add to our covenants for the benefit of the Holders of all or any series of Debt Securities;

●	to add additional Events of Default for the benefit of the Holders of all or any series of Debt Securities;

●

to add, change or eliminate any provisions of the applicable Indenture, provided that any such addition, change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto under the applicable Indenture which are entitled to the benefit of such provision or any such addition, change or elimination shall not apply to any Outstanding Debt Security under the applicable Indenture;

●	to secure the Debt Securities pursuant to the provisions described under “Merger, Consolidation or Amalgamation”, as applicable, or otherwise;

●	to establish the form or terms of Debt Securities of any series;

●

to add or amend provisions for purposes of effecting the conversion or exchange of Debt Securities or to facilitate the issuance of Debt Securities through the facilities of a Depositary other than DTC or CDS, to the extent permitted under the terms of such Debt Securities;

●	to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the applicable Indenture by more than one Trustee;

●

to cure any ambiguity, defect or inconsistency in the applicable Indenture or to make any other provisions with respect to matters or questions arising under the applicable Indentures, provided such action does not adversely affect the interests of Holders of Debt Securities of any series under the applicable Indenture in any material respect;

●

to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Debt Securities, other conditions, limitations and restrictions thereafter to be observed, provided, such action does not adversely affect the interests of Holders of Debt Securities of any series under the applicable Indenture in any material respect;

●

to supplement any of the provisions of the applicable Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Debt Securities, provided such action does not adversely affect the interests of Holders of any Debt Securities under the applicable Indenture in any material respect;

●

to comply with Trust Indenture Legislation, provided such action does not adversely affect the interests of Holders of Debt Securities of any series under the applicable Indenture in any material respect;

●

to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Debt Securities in uncertificated form;

●

to conform the text of the Indenture or the terms of the Debt Securities of any series to any corresponding provision of the prospectus, prospectus supplement, offering memorandum, offering circular, term sheet or other document pursuant to which such Debt Securities were offered and setting forth the final terms of such Debt Securities as evidenced in an Officer’s Certificate; or

●	to make any other change that does not adversely affect the interests of Holders of Debt Securities of any series in any material respect.

Each Indenture provides that each Subsidiary Guarantor shall not be required to enter into any indenture supplemental to the applicable Indenture, other than in the case of any supplemental indenture establishing the form or terms of any series of Debt Securities pursuant to the applicable Indenture or amending any covenant, right or power of such Subsidiary Guarantor pursuant to the applicable Indenture.

Each Indenture provides that in determining whether the Holders of the requisite principal amount of Debt Securities of a series then Outstanding under such Indenture have given any request, demand, authorization, direction, notice, consent or waiver thereunder:

●

the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof;

●

the principal amount of a Debt Security denominated in a Currency or Currencies other than U.S. dollars shall be the U.S. dollar equivalent, determined as of the date such Debt Securities were originally issued, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Original Issue Discount Security of the amount determined as provided in the first bullet above); and

●	Debt Securities owned by us or any other obligor or affiliate of ours or such other obligor shall be disregarded and not deemed to be Outstanding.

Merger, Consolidation or Amalgamation

Each Indenture provides that TRC may not amalgamate or consolidate with or merge into any other Person and TRC may not convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, unless:

●

the Person formed by such consolidation or amalgamation or into which TRC is merged or the Person which acquires or leases TRC’s properties and assets as an entirety or substantially as an entirety expressly assumes TRC’s obligations under the TRC Debt Securities, TR Finance Debt Securities, TRC Indenture and TR Finance Indenture, and

●	certain other conditions are met.

Notwithstanding the foregoing, any Subsidiary of TRC may consolidate with, merge into or transfer all or a portion of its properties or assets to TRC.

In addition, no such amalgamation, consolidation, merger or transfer may be made if, as a result thereof, any of TRC’s property or assets would become subject to any mortgage or other encumbrance securing Debt, unless such mortgage or other encumbrance could be created without equally and ratably securing the applicable Debt Securities or unless such Debt Securities are secured equally and ratably with, or prior to, the Debt secured by such mortgage or other encumbrance.

In addition, the TR Finance Indenture provides that:

●

TR Finance may not amalgamate or consolidate with or merge into any other Person and that TR Finance may not convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, unless:

○

the Person formed by such consolidation or amalgamation or into which TR Finance is merged or the Person which acquires or leases TR Finance’s properties and assets substantially as an entirety expressly assumes the obligations of TR Finance under the TR Finance Debt Securities and the TR Finance Indenture, and

○	certain other conditions are met.

Notwithstanding the foregoing, any Subsidiary of TRC may consolidate with, merge into or transfer all or a portion of its properties or assets to TR Finance.

●

In addition, no such amalgamation, consolidation, merger or transfer may be made if, as a result thereof, any of TR Finance’s property or assets would become subject to any mortgage or other encumbrance securing Debt, unless such mortgage or other encumbrance could be created without equally and ratably securing the TR Finance Debt Securities or unless the TR Finance Debt Securities are secured equally and ratably with, or prior to, the Debt secured by such mortgage or other encumbrance.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to Holders of any series of Debt Securities issued under either Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee trust funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be.

We may, at our option and at any time, elect to have TRC’s or TR Finance’s, as the applicable issuer, and each applicable Guarantor Party’s obligations discharged with respect to the Outstanding Debt Securities of or within any series, which we refer to as defeasance. Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Debt Securities and to have satisfied our other obligations under the applicable Indenture with respect to such Debt Securities, except for:

●

the rights of Holders of such Outstanding Debt Securities to receive solely from the trust fund described below payments in respect of the principal of (and premium, if any) and interest on such Debt Securities when such payments are due;

●

our obligations with respect to such Debt Securities relating to the issuance of temporary securities, the registration, transfer and exchange of the Debt Securities, the replacement of mutilated, destroyed, lost or stolen Debt Securities, the maintenance of an office or agency in the applicable Place of Payment, the holding of money for security payments in trust and with respect to the payment of Additional Amounts, if any, pursuant to the applicable Indenture;

●	the rights, powers, trusts, duties and immunities of the Trustee; and

●	the defeasance provisions of the applicable Indenture.

We may, at our option and at any time, elect to be released from our obligations with respect to certain covenants that are described in either Indenture (including those described under “Merger, Consolidation or Amalgamation”), and we refer to this as “covenant defeasance,” and any omission to comply with such obligations thereafter shall not constitute a default or an Event of Default with respect to such Debt Securities.

In order to exercise either defeasance or covenant defeasance:

●

we must irrevocably deposit with the Trustee (or other qualifying trustee), in trust, for the benefit of the Holders of such Debt Securities, cash, Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of (and premium, if any) and interest on such Outstanding Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor in the Currency in which such Debt Securities are then specified as payable at Stated Maturity;

●

in the case of defeasance, with respect to the TR Finance Indenture, except where such election relates to a series of TR Finance Debt Securities offered to or held solely by persons that are not U.S. persons, we shall have delivered to the Trustee an Opinion of Counsel stating that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of the TR Finance Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

●

in the case of covenant defeasance, with respect to the TR Finance Indenture, except where such election relates to a series of TR Finance Debt Securities offered to or held solely by persons that are not U.S. persons, we shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

●

with respect to the TRC Indenture, in the case of defeasance or covenant defeasance, we shall have delivered to the Trustee an Opinion of Counsel qualified to practice law in Canada or a ruling from Canada Revenue Agency to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance or covenant defeasance, as applicable, not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the Outstanding Debt Securities include Holders who are not resident in Canada).

If, after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to any Debt Securities:

●

the Holder of any such Debt Security is entitled to, and does, elect pursuant to the terms of such Debt Security to receive payment in a Currency other than that in which such deposit has been made in respect of such Debt Security, or

●

the Currency in which such deposit has been made in respect of any such Debt Security ceases to be used by its government of issuance, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the Currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable Market Exchange Rate.

All payments of principal of (and premium, if any), and interest, if any, on any Debt Security that are payable in a Currency other than U.S. dollars that ceases to be used by its government of issuance shall be made in U.S. dollars.

Payment of Principal and Interest and Paying Agents

Unless otherwise specified in the applicable Indenture, principal of (and premium, if any) and interest, if any, on any Debt Securities will be payable at an office or agency maintained by us in New York, New York, except that at our option, interest, if any, may be paid by:

●	check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or

●	wire transfer to an account located in the United States or Canada maintained by the person entitled thereto as specified in the Security Register.

Payment of any installment of interest on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest.

Any Paying Agent outside the United States and any other Paying Agent in the United States initially designated by us for the Debt Securities may be established for each series of Debt Securities. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for such series.

Resignation of Trustee

The Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the “Trustee” may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee.

Book-Entry Delivery and Form

The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary for a series of Debt Securities. Global Securities may be issued in either temporary or permanent form. Unless otherwise provided for a series of Debt Securities, Debt Securities that are represented by a Global Security will be issued in denominations of US$1,000 and any integral multiple thereof or in such other denominations as may be provided for by the terms of the Debt Securities of any particular series, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on any Debt Securities represented by a Global Security will be made by the Trustee to the depositary or its nominee.

Governing Law

Each Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. Each Indenture is subject to the provisions of the Trust Indenture Legislation and shall, to the extent applicable, be governed by such provisions. The exercise, performance or discharge by Computershare Trust Company of Canada as Trustee of any of its rights, powers, duties, or responsibilities under each Indenture shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable thereto.

Agent for Service of Process

Each Indenture provides that TRC has designated its subsidiary, Thomson Reuters Holdings Inc., as its authorized agent for service of process in any suit, action or proceeding arising out of or relating to the applicable Indenture and the Debt Securities that may be instituted in any federal or state court located in the Borough of Manhattan, in the City of New York, or brought under United States federal or state securities laws or brought by the Trustee, and TRC has irrevocably submitted to the jurisdiction of such courts.

Definitions

Set forth below is a summary of certain of the defined terms used in the TRC Indenture and/or the TR Finance Indenture. Reference is made to the applicable Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“GAAP” means generally accepted accounting principles which are in effect from time to time in Canada (or, if TRC hereafter determines to prepare our principal consolidated financial statements in accordance with generally accepted accounting principles which are in effect from time to time in the United States, such principles).

“Guarantee” means:

●	with respect to the TRC Indenture, the guarantee of the Guaranteed Obligations by each of the Subsidiary Guarantors pursuant to the TRC Indenture; or

●	with respect to the TR Finance Indenture, the guarantee of the Guaranteed Obligations by each of the Guarantors pursuant to the TR Finance Indenture.

“Guarantor Parties” means:

●

with respect to the TR Finance Indenture, collectively, TRC and the Subsidiary Guarantors, together with any other guarantor that may be designated for a series of TR Finance Debt Securities pursuant to the TR Finance Indenture; or

●	with respect to the TRC Indenture, the Subsidiary Guarantors, together with any other guarantor that may be designated for a series of TRC Debt Securities pursuant to the TRC Indenture.

“Subsidiary” means:

●

with respect to the TRC Indenture, any corporation, limited liability company, partnership, association or other entity (whether incorporated or unincorporated) of which TRC, at the time of determination, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock/Interests of such corporation; or

●

with respect to the TR Finance Indenture, any corporation, limited liability company, partnership, association or other entity (whether incorporated or unincorporated) of which TRC or TR Finance, as applicable, at the time of determination, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock/Interests of such corporation.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended as in force at the date as of which a trust indenture was executed, except as provided in the applicable Indenture.

“Trust Indenture Legislation” means, at any time, statutory provisions relating to trust indentures and the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to each Indenture, and at the date of the TRC Indenture and the TR Finance Indenture means the Trust Indenture Act and the regulations thereunder, and in respect of Debt Securities offered in Canada, the applicable provisions of the OBCA and the regulations thereunder as amended or re-enacted from time to time.

“Voting Stock/Interests” means stock or interests of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock or interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

PLAN OF DISTRIBUTION

We may sell the Debt Securities:

●	through underwriters or dealers;

●	directly to one or more purchasers; or

●	through agents.

We may sell Debt Securities at fixed prices or at non-fixed prices, such as prices determined by reference to the prevailing price of the specified securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the securities. The applicable prospectus supplement will set forth the terms of the offering of the Debt Securities including the name or names of any underwriters, the purchase price of such Debt Securities and the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the Debt Securities offered thereby.

If underwriters are used in the sale, the Debt Securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities of the series offered through the applicable prospectus supplement if any of such Debt Securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also sell Debt Securities directly at such prices and upon such terms as agreed to by us and the purchaser or through agents designated by us from time to time. Any agent involved in the offering and sale of the Debt Securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

We may agree to pay the underwriters a commission for various services relating to the issue and sale of the Debt Securities offered hereby.

In connection with any offering of the Debt Securities, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Debt Securities offered at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.

Underwriters, dealers and agents who participate in the distribution of the Debt Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. These underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business. Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) may be permitted to directors, officers and controlling persons of TRC, TR Finance or any of the Subsidiary Guarantors, such issuers have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the U.S. Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuers of expenses incurred or paid by a director, officer or controlling person of the issuers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuers will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the U.S. Securities Act and will be governed by the final adjudication of such issue.

Each series of the Debt Securities will be a new issue of securities with no established trading market. Unless otherwise specified in an applicable prospectus supplement relating to a series of Debt Securities, the Debt Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. Some broker-dealers may make a market in the Debt Securities, but they will not be obligated to do so and may discontinue any market-making activities at any time without notice. There may not be a trading market for the Debt Securities and no assurances can be given as to the liquidity of the trading market, if any, for the Debt Securities. See the “Risk Factors” section of this prospectus.

CERTAIN INCOME TAX CONSIDERATIONS

A prospectus supplement may describe any material Canadian federal income tax consequences of the acquisition, ownership and disposition of Debt Securities by an initial investor, including, to the extent applicable, any such consequences to an investor who is a resident of Canada (for purposes of the Income Tax Act (Canada) and any applicable income tax convention) and/or any such consequences to an investor who is not a resident of Canada (for purposes of the Income Tax Act (Canada) and any applicable income tax convention). Additional Debt Securities issued as a result of a reopening may not be fungible with Debt Securities previously issued for Canadian federal income tax purposes and any material Canadian federal income tax consequences of the acquisition, ownership and disposition of such Debt Securities described in any prospectus supplement may not apply to such additional Debt Securities. Investors should consult their own tax advisors regarding the Canadian federal income tax consequences of an investment in such additional Debt Securities.

A prospectus supplement may describe any material U.S. federal income tax consequences of the acquisition, ownership and disposition of Debt Securities by an initial investor, including, to the extent applicable, any such consequences relating to Debt Securities payable in a currency other than U.S. dollars, issued with original issue discount for U.S. federal income tax purposes, or containing any early redemption provisions or other special terms.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters relating to the Debt Securities offered by this prospectus, including their validity, and legal matters related to TRC, TR Finance and Thomson Reuters Applications will be passed upon on our behalf by Torys LLP, Toronto, Canada and New York, New York. Certain Minnesota law matters related to West Publishing will be passed upon by Fredrikson & Byron, P. A. and certain Texas law matters related to Thomson Reuters Tax & Accounting will be passed upon by Holland & Knight LLP.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Thomson Reuters Corporation’s annual report for the year ended December 31, 2024 (which also constitutes an annual information form) have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the joint registration statement on Forms F-10 and F-3 of which this prospectus is a part:

●	the documents referred to in the “Documents Incorporated by Reference” section of this prospectus;

●	consent of independent registered public accounting firm;

●	consents and opinions of counsel;

●	powers of attorney from our directors and officers;

●	the form of TRC Indenture relating to the TRC Debt Securities;

●	the TR Finance Indenture relating to the TR Finance Debt Securities;

●	a statement of eligibility of Deutsche Bank Trust Company Americas as Trustee for the TRC Indenture and the TR Finance Indenture, on Form T-1;

●	lists of (i) subsidiaries of TR Finance and the Subsidiary Guarantors and (ii) subsidiary issuers and guarantors; and

●	filing fee tables.

EXPENSES

The following are the estimated expenses of the offering of the Debt Securities being registered under the joint registration statement on Forms F-10 and F-3 of which this prospectus is a part, all of which has been or will be paid by us.

SEC registration fee		$459,300	†
Exchange listing fees (if any)		*
Blue sky fees and expenses (if any)		*
Trustee & indenture-related fees		*
Printing and engraving costs		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

†	Includes $442,800 of registration fees that were carried forward from a prior registration statement.
*	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of Debt Securities.

FORM F-10

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Directors or Officers.

The directors of Thomson Reuters Corporation (“TRC” or the “F-10 Registrant”) are indemnified by TRC to the extent permitted by applicable laws and regulations.

Under the Business Corporations Act (Ontario) (the “OBCA”), a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, if the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such individual had reasonable grounds for believing that his or her conduct was lawful. Any such individual is entitled to indemnification from a corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.

Pursuant to its organizational documents, TRC is required to indemnify the individuals referred to above and the heirs and legal representatives of such individuals to the extent permitted by the OBCA.

TRC maintains, at its expense, a directors’ and officers’ liability insurance policy that provides protection for its directors and officers against liability incurred by them in their capacities as such. The insurance applies in certain circumstances where TRC may not indemnify its directors and officers for their acts or omissions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling TRC pursuant to the applicable provisions described above, TRC has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXHIBITS TO FORM F-10

The following exhibits have been filed or incorporated by reference as part of this Registration Statement on Form F-10:

Exhibit	Description

4.1*	Annual report of TRC dated March 6, 2025, for the year ended December 31, 2024 (which also constitutes an annual information form) (incorporated by reference to Exhibit 99.1 of TRC’s Annual Report on Form 40-F for the year ended December 31, 2024 filed with the Securities and Exchange Commission on March 6, 2025 (the “Annual Report”))

4.2*	Audited consolidated financial statements of TRC and the notes thereto for the year ended December 31, 2024, together with the accompanying auditor’s report thereon (incorporated by reference to Exhibit 99.1 of the Annual Report)

4.3*	Management’s discussion and analysis of TRC for the year ended December 31, 2024 (incorporated by reference to Exhibit 99.1 of the Annual Report)

4.4*	Management proxy circular of TRC dated April 22, 2024, related to TRC’s annual meeting of shareholders held on June 5, 2024 (incorporated by reference to Exhibit 99.1 of TRC’s Form 6-K furnished to the Securities and Exchange Commission on April 22, 2024)

5.1	Consent of PricewaterhouseCoopers LLP

6.1*	Powers of attorney (included on the signature pages to this Form F-10 as originally filed on March 19, 2025)

7.1	Form of Indenture, by and among TRC, as Issuer, the Subsidiary Guarantors party thereto, Computershare Trust Company of Canada, as Trustee, and Deutsche Bank Trust Company Americas, as Trustee (the “TRC Indenture”)

7.2*	Indenture, by and among TR Finance, as Issuer, TRC, as Guarantor, the Subsidiary Guarantors party thereto, Computershare Trust Company of Canada, as Trustee, and Deutsche Bank Trust Company Americas, as Trustee (the “TR Finance Indenture”), dated as of March 20, 2025 (incorporated by reference to Exhibit 99.3 of TRC’s Form 6-K furnished to the Securities and Exchange Commission on March 21, 2025)

8.1*	Statement of Eligibility of Deutsche Bank Trust Company Americas, as Trustee for the TRC Indenture and the TR Finance Indenture, on Form T-1

107*	Filing Fee Table

* Previously filed or incorporated by reference herein.

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FORM F-10

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The F-10 Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) Concurrently with the initial filing of this Registration Statement on Form F-10, the F-10 Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Concurrently with the initial filing of this Registration Statement on Form F-10, Computershare Trust Company of Canada, a non-U.S. trustee under each of the indentures, filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(c) Any change to the name or address of the agent for service of the F-10 Registrant or Computershare Trust Company of Canada, as a non-U.S. trustee, shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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FORM F-10

SIGNATURES OF THOMSON REUTERS CORPORATION

Pursuant to the requirements of the Securities Act, the F-10 Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 31st day of March 2025.

THOMSON REUTERS CORPORATION

By:	/s/ Steve Hasker
	Name:	Steve Hasker
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on the 31st day of March 2025.

Signature	Title

*	President and Chief Executive Officer and Director (principal executive officer)
Steve Hasker

*	Chief Financial Officer (principal financial officer)
Michael Eastwood

*	Controller and Chief Accounting Officer (principal accounting officer)
Richard Napolitano

*	Chairman of the Board of Directors
David Thomson

*	Director
Kirk E. Arnold

*	Director
W. Edmund Clark

*	Director
LaVerne Council

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Signature	Title

*	Director
Michael E. Daniels

*	Director
Kirk Koenigsbauer

*	Director
Deanna Oppenheimer

*	Director
Simon Paris

*	Director
Kim M. Rivera

*	Director
Barry Salzberg

*	Director
Peter J. Thomson

*	Director
Beth Wilson

*By:	/s/ Jennifer Ruddick
Jennifer Ruddick
Attorney-in-fact

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AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement on Form F-10 has been signed below by the undersigned, solely in its capacity as Thomson Reuters Corporation’s duly authorized representative in the United States, on this 31st day of March 2025.

THOMSON REUTERS HOLDINGS INC.

By:	/s/ Richard Napolitano
Name: Richard Napolitano
Title: Chief Financial Officer

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FORM F-3

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

TR Finance LLC

TR Finance LLC (“TR Finance”) was formed as a limited liability company under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever.

The limited liability company agreement of TR Finance provides that no director or officer shall have any personal liability to TR Finance, any member or any other director or officer on account of such director’s or officer’s status as a director or officer or by reason of such director’s or officer’s acts or omissions in connection with the conduct of the business of TR Finance; provided, however, that the foregoing shall not protect any director or officer against any liability to TR Finance, the members or the other directors or officers to which such director or officer would otherwise be subject by reason of any act or omission of such director or officer that involves actual fraud or willful misconduct or any transaction from which such director or officer derived improper personal benefit.

The limited liability company agreement of TR Finance further provides that TR Finance shall indemnify and hold harmless each director and officer, and the affiliates of any director or officer (each an “Indemnified Person”) against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of TR Finance, or the Indemnified Person’s acting as a director or officer, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of TR Finance (including, without limitation, indemnification against negligence, gross negligence or breach of duty); provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from (A) any act or omission of such Indemnified Person that involves actual fraud or willful misconduct or (B) any transaction from which such Indemnified Person derived improper personal benefit. Each Indemnified Person shall have a claim against the property and assets of TR Finance for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by TR Finance to the members. Costs and expenses that are subject to indemnification under the limited liability company agreement shall, at the request of any Indemnified Person, be advanced by TR Finance to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided TR Finance with a written undertaking to reimburse TR Finance for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification under the limited liability company agreement.

The limited liability company agreement of TR Finance further provides that TR Finance shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if such proceeding (or part thereof) was authorized by the directors;

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provided, however, that an Indemnified Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Indemnified Person to enforce his or her right to indemnity or advancement of expenses to the extent the Indemnified Person is successful on the merits in such proceeding (or part thereof). TR Finance may maintain insurance, at its expense, to protect itself and any director or officer of TR Finance or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not TR Finance would have the power to indemnify such person against such expense, liability or loss under the Delaware Limited Liability Company Act.

Thomson Reuters Applications Inc.

Thomson Reuters Applications Inc. (“Thomson Reuters Applications”) is a corporation incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to such corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

The bylaws of Thomson Reuters Applications provide that Thomson Reuters Applications shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of Thomson Reuters Applications to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Thomson Reuters Applications, or is or was serving in any capacity at the request of Thomson Reuters Applications for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorney’s fees and disbursements).

The bylaws of Thomson Reuters Applications further provide that Thomson Reuters Applications shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification under the bylaws the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon a receipt by Thomson Reuters Applications of an undertaking, by or on behalf of such director or officer (or other person indemnified under the bylaws), to repay any such amount so advanced if it shall ultimately be

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determined by final judicial decision from which there is no further rights of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

Thomson Reuters Applications may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of Thomson Reuters Applications, or is or was serving at the request of Thomson Reuters Applications as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not Thomson Reuters Applications would have the power to indemnify such person against such liability under the indemnity provisions of the bylaws, the certificate of incorporation or under Section 145 of the Delaware General Corporation Law or any other provision of law.

Thomson Reuters (Tax & Accounting) Inc.

Thomson Reuters (Tax & Accounting) Inc. (“Thomson Reuters Tax & Accounting”) is a corporation incorporated under the laws of Texas.

Pursuant to Chapter 8 of the Texas Business Organizations Code (the “TBOC”), controlling persons, directors or officers of a corporation formed under the laws of Texas may be insured or indemnified against liability which may be incurred in their capacities as such. The following paragraphs describe the general effect of certain provisions of Chapter 8 of the TBOC and are qualified in their entirety by reference to Chapter 8 of the Texas Business Organizations Code.

Under Section 8.101 of TBOC, a corporation or limited partnership (an “enterprise”), and a predecessor to any such enterprise may indemnify a person serving as part of the governing authority (including the board of directors, general partners, managers, members) of the enterprise (a “governing person”), a former governing person, or a person who, while serving as a governing person of the enterprise, is or was serving at the enterprise’s request as a representative of another enterprise, organization, or employee benefits plan (a “delegate”) who was, is, or is threatened to be made a named defendant or respondent in a proceeding against judgment and reasonable expenses (including court costs, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees) actually incurred by the person in connection with the proceeding if it is determined that (a) the person seeking indemnification acted in good faith, reasonably believed that his or her conduct was in the best interest of the enterprise (or, if not acting in the person’s official capacity, at least not opposed to the best interests of the enterprise), and, in the case of a criminal proceeding, has no reasonable cause to believe his or her conduct was unlawful, (b) expenses (other than a judgment) are reasonable, and (c) indemnification should be paid. Under Section 8.102 of the TBOC, indemnification of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit, is limited to reasonable expenses (including court costs, settlements, and reasonable attorney’s fees, but excluding judgments, penalties, fines, excise and similar taxes) actually incurred by the person in connection with the proceeding. Section 8.102 of the TBOC prohibits an enterprise from indemnifying any such person in respect of any such proceeding in which the person is found liable (as established by a non-appealable court order) for willful or intentional misconduct in the performance of the person’s duties to the enterprise, breach of the person’s duty of loyalty owed to the enterprise, or an act or omission not in good faith that constitutes a breach of a duty owed by such person to the enterprise. Under Section 8.105 of the TBOC, an enterprise may indemnify and advance expenses to an officer, employee, agent, or other person that is not a governing person as provided by (i) the enterprise’s governing documents, (ii) general or specific action of the enterprise’s board of directors or other governing authority, (iii) resolution of the enterprise’s owners or members, (iv) contract, or (v) common law. A person who is not a governing person also may seek indemnification or advancement of expenses to the same extent that a governing person may seek indemnification or advancement under Chapter 8 of the

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TBOC. Section 8.105 of the TBOC also provides that an enterprise may pay or reimburse, in advance of the final disposition of a proceeding and on terms the enterprise considers appropriate, reasonable expenses incurred by a former governing person or delegate, or present or former employee, agent, officer or other person that is not a governing person, who was or is threatened to be made a named defendant or respondent in the proceeding.

An enterprise is required by Sections 8.051 and 8.105 of the TBOC to indemnify a governing person, former governing person, delegate, or officer against reasonable expenses (including court costs, judgments, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees) actually incurred by the person in connection with a proceeding in which the person is a named defendant or respondent due to the fact that the person is or was in that governing position if the person has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under Section 8.052 of the TBOC, on application and after notice is provided, a court may order an enterprise to indemnify a governing person, former governing person, or delegate to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 of the TBOC or has been found liable to the enterprise or for improperly receiving a personal benefit whether or not resulting from action taken in such person’s official capacity; however, if the person is found liable to the enterprise or is found liable on the basis that a personal benefit was improperly received by the person, the indemnification will be limited to reasonable expenses (including court costs, judgments, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees).

Under Section 8.151 of the TBOC, an enterprise may purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless an existing or former governing person, delegate, officer, employee, or agent against liability asserted against or incurred by the person in that capacity or arising out of the person’s status in that capacity, without regard to whether the enterprise otherwise would have had the power to indemnify the person against that liability under Chapter 8 of the TBOC, subject to certain conditions. Additionally, an enterprise may also take certain other steps for the benefit of the persons to be indemnified by the enterprise such as creating a trust fund, establishing self-insurance, granting a security interest or other lien on the enterprise’s assets to secure the indemnity obligation, or establishing a letter of credit, guaranty, or surety arrangement.

Under Section 8.104 of the TBOC, an enterprise may pay or reimburse reasonable expenses (including court costs, judgments, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees) incurred by a present governing person or delegate who was, is, or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding without making the determination required under Section 8.101(a) after the enterprise’s receipt of a written affirmation by the person of the person’s good faith belief that the person has met the standard of conduct necessary for indemnification and a receipt of a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited under Section 8.102 of the TBOC. Subject to Section 8.003 of the TBOC and to the extent consistent with law, Section 8.105 of the TBOC provides that an enterprise may advance expenses to an officer, employee, agent, or other person that is not a governing person as provided by (i) the enterprise’s governing documents, (ii) general or specific action of the enterprise’s board of directors or other governing authority, (iii) resolution of the enterprise’s owners or members, (iv) contract, or (v) common law.

Under Section 8.106 of the TBOC, an enterprise may pay or reimburse reasonable expenses incurred by a governing person, officer, employee, agent, delegate, or other person in connection with that

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person’s appearance as a witness or other participant in a proceeding at a time when the person is not a named defendant or respondent in the proceeding.

Under Section 8.003 of the TBOC, the circumstances in which an enterprise must or may indemnify, or may advance expenses to, a person under the TBOC may be restricted by the enterprise’s governing document.

The articles of incorporation of Thomson Reuters Tax & Accounting provide that a director shall not be liable to Thomson Reuters Tax & Accounting or its shareholders for monetary damages for an act or omission in the director’s capacity as a director.

The bylaws of Thomson Reuters Tax & Accounting provide that no director or officer shall have any personal liability to Thomson Reuters Tax & Accounting or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director or by such officer as an officer. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to Thomson Reuters Tax & Accounting or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, and (iii) for any transaction from which the director derived an improper personal benefit.

The bylaws of Thomson Reuters Tax & Accounting further provide that Thomson Reuters Tax & Accounting shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed Proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of Thomson Reuters Tax & Accounting to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Thomson Reuters Tax & Accounting, or is or was serving in any capacity at the request of Thomson Reuters Tax & Accounting for any Other Entity, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorney’s fees and disbursements).

The bylaws of Thomson Reuters Tax & Accounting further provide that Thomson Reuters Tax & Accounting shall, from time to time, reimburse or, upon application, advance to any director or officer or other person entitled to indemnification under the bylaws the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the TBOC, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon a receipt by Thomson Reuters Tax & Accounting of an undertaking, by or on behalf of such director or officer (or other person indemnified under the bylaws), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further rights of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

Thomson Reuters Tax & Accounting may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of Thomson Reuters Tax & Accounting, or is or was serving at the request of Thomson Reuters Tax & Accounting as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not Thomson Reuters Tax & Accounting would have the power to indemnify such person against such liability under the indemnity provisions of the bylaws, the certificate of incorporation or under the TBOC or any other provision of law.

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West Publishing Corporation

Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of West Publishing Corporation (“West Publishing”) against judgments, penalties and fines (including attorneys’ fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit and the Minnesota Statute provisions relating to director conflicts of interest (if applicable) have been satisfied, reasonably believed that such conduct was in the best interests of West Publishing or, in the case of certain acts or omissions, reasonably believed that such conduct was not opposed to the best interests of West Publishing, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment by West Publishing, upon written request, of reasonable expenses in advance of final disposition in certain instances (a) if West Publishing receives a written affirmation from the person of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by West Publishing if it is ultimately determined that the criteria for indemnification have not been satisfied and (b) a determination that the facts then known to those making the determination would not preclude indemnification. West Publishing also maintains an insurance policy to assist in funding indemnification of directors and officers for certain liabilities. These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended.

The bylaws of West Publishing provide that West Publishing shall, to the extent not prohibited by law, indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed Proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of West Publishing to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of West Publishing, or is or was serving in any capacity at the request of West Publishing for any Other Entity, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorney’s fees and disbursements).

The bylaws of West Publishing further provide that West Publishing shall, from time to time, reimburse or, upon application, advance to any director or officer or other person entitled to indemnification under the bylaws the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Minnesota Business Corporation Act, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon a receipt by West Publishing of an undertaking, by or on behalf of such director or officer (or other person indemnified under the bylaws), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further rights of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

West Publishing may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of West Publishing, or is or was serving at the request of West Publishing as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not West Publishing would have the power to indemnify such person against such liability under the indemnity provisions of the bylaws, the certificate of incorporation or under Section 302A.521 of the Minnesota Statutes or any other provision of law.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling TR Finance, Thomson Reuters Applications, Thomson Reuters Tax & Accounting or West Publishing (each, a “F-3 Registrant” and collectively, the “F-3 Registrants”) pursuant to the applicable provisions described above, each F-3 Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 9. EXHIBITS

The following exhibits have been filed or incorporated by reference as part of this Registration Statement on Form F-3:

Exhibit	Description
1.1*	Underwriting Agreement

4.1	Form of TRC Indenture (filed as Exhibit 7.1 to Form F-10 (filed concurrently))

4.2**	TR Finance Indenture, dated as of March 20, 2025 (incorporated by reference to Exhibit 99.3 of TRC’s Form 6-K furnished to the Securities and Exchange Commission on March 21, 2025)

4.3*	Form of Note

5.2	Opinion of Torys LLP, as to the validity of the Debt Securities

5.3	Opinion of Fredrikson & Byron, P.A.

5.4	Opinion of Holland & Knight LLP

22.1**	List of Subsidiary Issuers and Guarantors

23.1	Consent of PricewaterhouseCoopers LLP (included in Exhibit 5.1 to Form F-10 (filed concurrently))

23.2	Consent of Torys LLP (included in the opinion filed as Exhibit 5.2 to this Form F-3)

23.3	Consent of Fredrikson & Byron, P.A. (included in the opinion filed as Exhibit 5.3 to this Form F-3)

23.4	Consent of Holland & Knight LLP (included in the opinion filed as Exhibit 5.4 to this Form F-3)

24.1**	Powers of Attorney (included in the signature pages to this Form F-3 as originally filed on March 19, 2025)

25.1**	Statement of Eligibility of Deutsche Bank Trust Company Americas, as Trustee for the TRC Indenture and the TR Finance Indenture, on Form T-1 (incorporated by reference to Exhibit 8.1 to Form F-10 (filed concurrently))

107**	Filing Fee Table

*	To be filed in a report on Form 6-K in connection with an offering hereunder.
**	Previously filed or incorporated by reference herein.

Item 10. UNDERTAKINGS

(a) Each of the undersigned F-3 Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not

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exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by or on behalf of the F-3 Registrant pursuant to Section 13 or Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a F-3 Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the

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earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; and

(6) That, for the purpose of determining liability of a F-3 Registrant under the Securities Act to any purchaser in the initial distribution of the securities: each undersigned F-3 Registrant undertakes that in a primary offering of securities of such undersigned F-3 Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned F-3 Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned F-3 Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned F-3 Registrant or used or referred to by such undersigned F-3 Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned F-3 Registrant or its securities provided by or on behalf of such undersigned F-3 Registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned F-3 Registrant to the purchaser.

(b) The undersigned F-3 Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) by or on behalf of the F-3 Registrant that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the F-3 Registrants pursuant to the foregoing provisions, or otherwise, such Registrants have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the F-3 Registrants of expenses incurred or paid by a director, officer or controlling person of the F-3 Registrants in the successful defense of any action, suit or proceeding) is asserted

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by such director, officer or controlling person in connection with the securities being registered, the F-3 Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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FORM F-3

SIGNATURES OF TR FINANCE LLC

Pursuant to the requirements of the Securities Act, the F-3 Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on the 31st day of March 2025.

TR FINANCE LLC

By:	/s/ Erin C. Brown
	Name:	Erin C. Brown
	Title:	President

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on the 31st day of March 2025.

Signature	Title

* Erin C. Brown	President (Principal Executive Officer)

/s/ Richard Napolitano Richard Napolitano	Chief Financial Officer (Principal Financial and Accounting Officer) and Director

* Sean Cannizzaro	Director

* Karen Hirsh	Director

*By:	/s/ Richard Napolitano
Richard Napolitano
Attorney-in-fact

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FORM F-3

SIGNATURES OF THOMSON REUTERS APPLICATIONS INC.

Pursuant to the requirements of the Securities Act, the F-3 Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on the 31st day of March 2025.

THOMSON REUTERS APPLICATIONS INC.

By:	/s/ Ragunath Ramanathan
	Name:	Ragunath Ramanathan
	Title:	President

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on the 31st day of March 2025.

Signature	Title

* Ragunath Ramanathan	President (Principal Executive Officer)

* Ryan Kessler	Chief Financial Officer (Principal Financial and Accounting Officer)

* Sean Cannizzaro	Director

/s/ Richard Napolitano Richard Napolitano	Director

* Karen Hirsh	Director

*By:	/s/ Richard Napolitano
Richard Napolitano
Attorney-in-fact

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FORM F-3

SIGNATURES OF THOMSON REUTERS (TAX & ACCOUNTING) INC.

Pursuant to the requirements of the Securities Act, the F-3 Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on the 31st day of March 2025.

THOMSON REUTERS (TAX & ACCOUNTING) INC.

By:	/s/ Elizabeth Beastrom
	Name:	Elizabeth Beastrom
	Title:	President

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on the 31st day of March 2025.

Signature	Title

* Elizabeth Beastrom	President (Principal Executive Officer)

* Brian Wilson	Chief Financial Officer (Principal Financial and Accounting Officer)

* Sean Cannizzaro	Director

/s/ Richard Napolitano Richard Napolitano	Director

* Karen Hirsh	Director

*By:	/s/ Richard Napolitano
Richard Napolitano
Attorney-in-fact

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FORM F-3

SIGNATURES OF WEST PUBLISHING CORPORATION

Pursuant to the requirements of the Securities Act, the F-3 Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on the 31st day of March 2025.

WEST PUBLISHING CORPORATION

By:	/s/ Ragunath Ramanathan
	Name:	Ragunath Ramanathan
	Title:	President

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on the 31st day of March 2025.

Signature	Title

* Ragunath Ramanathan	President (Principal Executive Officer)

* Ryan Kessler	Chief Financial Officer (Principal Financial and Accounting Officer)

* Sean Cannizzaro	Director

/s/ Richard Napolitano Richard Napolitano	Director

* Karen Hirsh	Director

*By:	/s/ Richard Napolitano
Richard Napolitano
Attorney-in-fact

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